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                                                                      EXHIBIT 5

                                           November 28, 1995

Board of Directors
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, NJ 07068

       Re:    Registration Statement on Form S-4 Filed on November 28, 1995

Ladies and Gentlemen:

       In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Automatic Data Processing, Inc. (the "Company") with the Securities and Exchange Commission on November 28, 1995 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that I furnish you with my opinion as to the legality of the 1,009,912 shares of the Company's common stock, $.10 par value (the "Shares"), which are registered under the Registration Statement.

       In this regard, I have examined originals, or copies authenticated to my satisfaction, of the Company's Amended Restated Certificate of Incorporation, the Company's By-Laws, as amended, and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinions hereinafter expressed. I am also familiar with the Agreement and Plan of Merger, dated as of August 22, 1995, by and among the Company, ADP Mergerco, Inc. and Sandy Corporation pursuant to which the Shares covered by the Registration Statement will be issued.

       Based upon the foregoing, I am of the opinion that (a) when the applicable provisions of the Act and such "Blue Sky" or securities laws as may be applicable shall have been complied with and (b) when issued in the manner contemplated in the Registration Statement, the Shares so issued will be duly and validly authorized, fully paid and non-assessable.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus

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included in the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by the Act or the Rules.

                                       Very truly yours,

                                       /s/ James B. Benson

                                       James B. Benson
                                       General Counsel